                                                                    EXHIBIT 10.5

                           MASTER REPURCHASE AGREEMENT


Effective as of January 8, 2004 by and between Crum and Forster Insurance Company ("C&F Insurance") and Fairfax Financial Holdings Limited ("Fairfax").

WHEREAS, C&F Insurance, in the normal course of its business, may from time to time agree to pay claims to policyholders that require it to sell or otherwise liquidate certain securities or other invested assets in order to raise sufficient cash to make such payments; and

WHEREAS, C&F Insurance typically pays policyholder claims prior to receiving reimbursement for such claims from its reinsurers, requiring C&F Insurance to make cash payments on claims that can greatly exceed its ultimate net liability for such claims and creating a timing gap between payments by C&F Insurance and recovery from its reinsurers; and

WHEREAS, Fairfax, as the indirect owner of C&F Insurance, has an interest in maximizing the return on invested assets of C&F Insurance; and

WHEREAS, Fairfax seeks to assist C&F Insurance in managing its cash flow to eliminate or minimize investment losses resulting from the sale or liquidation of securities in order to cover short-term cash requirements.

NOW, THEREFORE, for due and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       TRANSACTIONS

         From time to time, the parties hereto may enter into transactions (each a "Transaction") in which C&F Insurance agrees to transfer to Fairfax certain securities ("Securities") against the transfer of an amount in United States dollars equal to the fair market value of such Securities on the date of transfer, such amount not to exceed U.S. $5,000,000 singly or, when combined with amounts then outstanding from any other Transaction, in the aggregate (the "Purchase Price") by Fairfax to C&F Insurance and Fairfax agrees to transfer to C&F Insurance such Securities on or before one hundred eighty-three (183) days after the transfer is made (the "Repurchase Date"), against the transfer of funds by C&F Insurance. From the date of the transfer of the Securities from C&F Insurance to Fairfax until such time that the Securities are returned by Fairfax to C&F Insurance, the Securities will be held by The Bank of New York. The transactions pursuant to the Agreement shall be reported in accordance with SSAP 45.

2.       REPURCHASE

         C&F Insurance shall repurchase the Securities from Fairfax on or before the Repurchase Date for an amount not to exceed the sum of the Purchase Price and the aggregate amount obtained by daily application of the stated interest rate of each Security to the Purchase Price paid for such Security on a 360 or 365 day per year basis depending on the interest period of the underlying security for the actual number of days during the period commencing on the (and including) the Purchase Date and ending on (but excluding) the Repurchase Date.

3.       INCOME PAYMENTS

         C&F Insurance shall be entitled to receive, with respect to any Security at any time, an amount equal to any principal thereof and all interest, dividends or other distributions thereon ("Income") paid or distributed in respect of the Securities that are not otherwise received by C&F Insurance to the full extent it would be so entitled if the Securities had not been sold to Fairfax. Fairfax shall, as the parties may agree (or, in the absence of any such agreement, as Fairfax shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the accounts of C&F Insurance such Income with respect to any Securities or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Fairfax by C&F Insurance upon termination of the Transaction.

4.       SECURITY INTEREST

         Although the parties intend that the Transaction be a sale and purchase and not a loan, in the event the Transaction is deemed to be a loan, C&F Insurance shall be deemed to have pledged to Fairfax as security for the performance by C&F Insurance of its obligations under the Transaction, and shall be deemed to have granted to Fairfax a security interest in, all of the Securities and all income thereon and other proceeds thereof.

5.       PAYMENT AND TRANSFER

         Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or
         (iii) shall be transferred by any other method mutually acceptable to C&F Insurance and Fairfax.

6.       SEGREGATION OF SECURITIES

         To the extent required by applicable law, all Securities in the possession of Fairfax shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation.

7.       NOTICES AND OTHER COMMUNICATIONS

         Any and all notices or other communications hereunder shall be given by mail or facsimile as follows:

         To Fairfax:                Fairfax Financial Holdings Limited
                                    95 Wellington Street West, Suite 800
                                    Toronto, Ontario, Canada M5J 2N7
                                    Facsimile:  416-367-2201

                                    Attention: Chief Financial Officer

         To C&F Insurance:          Crum and Forster Insurance Company
                                    305 Madison Avenue
                                    Morristown, New Jersey 07960
                                    Facsimile:  973-490-6612
                                    Attention:  Chief Financial Officer

8.       ENTIRE AGREEMENT; SEVERABILITY; AMENDMENT; MODIFICATION; AND
         TERMINATION

         This Agreement shall supersede any existing agreements between the parties concerning the subject matter hereof. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. No amendment, assignment, modification or termination of this Agreement shall be effective unless such amendment, assignment, modification or termination is (i) filed with the New Jersey Department of Banking and Insurance ("NJDBI") at least 30 days prior to the proposed effective date, (ii) not disapproved by the NJDBI, (iii) made in writing, and (iv) signed by the parties hereto.

9.       GOVERNING LAW

         This Agreement shall be governed by the laws of the State of New Jersey without giving effect to the conflict of law principles thereof.

10.      COUNTERPARTS

         This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                          FAIRFAX FINANCIAL HOLDINGS LIMITED


                                          --------------------------------------
                                          By:
                                          Title:


                                          CRUM AND FORSTER INSURANCE COMPANY


                                               /s/ HOWARD DEBARE
                                          --------------------------------------
                                          By:  Howard DeBare
                                          Title:  Vice President


                                               /s/  VALERIE J. GASPARIK
                                          --------------------------------------
                                          By:  Valerie J. Gasprik
                                          Title:  Vice President